February 18, 2021 Conduent Q4 and Full Year 2020 Earnings Results

2 Forward-Looking Statements This document contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “will,” "aim," “should,” “could”, “may,” “continue to,” “if,” “growing,” “projected,” “potential,” “likely,” and similar expressions, as they relate to us, are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact included in this press release are forward-looking statements, including, but not limited to, statements regarding our financial results, condition and outlook; changes in our operating results; general market and economic conditions; our transformation progress; Net ARR Activity indicating potential annualized revenue impact; our continued focus on improving growth, quality and efficiency across our people, processes and technology; our strategy of continuing to drive value for clients and shareholders and positioning us for long-term success; expectations regarding the benefits of our permanent cost savings actions in 2021; our solid game plan for 2021; our belief that we are well positioned to continue our progress towards growth; and our projected financial performance for the full year 2021, including all statements made under the section captioned “2021 Outlook” within this release. In addition, all statements regarding the anticipated effects of the novel coronavirus ("COVID-19") pandemic and the responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, customers, and markets, results of operations and financial condition and anticipated actions to be taken by management to sustain our business during the economic uncertainty caused by the pandemic and related governmental and business actions, as well as other statements that are not strictly historical in nature, are forward looking. These statements reflect management's current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. These forward-looking statements are also subject to the significant continuing impact of the COVID-19 pandemic on our business, operations, financial results and financial condition, which is dependent on developments which are highly uncertain and cannot be predicted. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts, including contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our reliance on third-party providers; our ability to deliver on our contractual obligations properly and on time; changes in interest in outsourced business process services; risk and impact of geopolitical events, natural disasters and other factors (such as pandemics, including coronavirus) in a particular country or region on our workforce, customers and vendors; claims of infringement of third-party intellectual property rights; our ability to estimate the scope of work or the costs of performance in our contracts; the loss of key senior management and our ability to attract and retain necessary technical personnel and qualified subcontractors; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings and protect our intellectual property rights; our ability to modernize our information technology infrastructure and consolidate data centers; the failure to comply with laws relating to individually identifiable information and personal health information; the failure to comply with laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to comply with data security standards; changes in tax and other laws and regulations; risk and impact of potential goodwill and other asset impairments; our significant indebtedness; our ability to obtain adequate pricing for our services and to improve our cost structure; our ability to collect our receivables, including those for unbilled services; a decline in revenues from, or a loss of, or a reduction in business from or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to receive dividends or other payments from our subsidiaries; developments in various contingent liabilities that are not reflected on our balance sheet, including those arising as a result of being involved in a variety of claims, lawsuits, investigations and proceedings; conditions abroad, including local economics, political environments, fluctuating foreign currencies and shifting regulatory schemes; changes in government regulation and economic, strategic, political and social conditions; the outcome of litigation to which we are a party from time to time; changes in the volatility of our stock price and the risk of litigation following a decline in the price of our stock; the impact of the ongoing COVID-19 pandemic; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our Annual Reports on Form 10-K, as well as in our Quarterly Reports on Form 10- Q and Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Any forward-looking statements made by us in this release speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Cautionary Statements

3 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. Cautionary Statements

4 Positive Industry Analyst Feedback Industry Analyst Accolades Business Services – NelsonHall, Everest Group, ISG Healthcare – HfS Research, Everest Group, KLAS HR Services – NelsonHall, Everest Group, Brandon Hall Group Customer Experience – ISG, Everest Group, Gartner Market Position HfS Top 50 BPO Providers, #2 Everest Group Top 50 BPS Providers, #7 Gartner Market Share Analysis: BPO, Worldwide, #8 KLAS Research Best in KLAS Payer Claims & Administration Platforms, #1

Q4 2020 and FY 2020 Highlights

CONDUENT

Results Compared to Guidance

$ in Millions	FY 2020 Initial Guidance (Provided on Q4 2019 Earnings Call)[3]	FY 2020 Outlook (Provided on Q3 2020 Earnings Call)	Actual
Adj. Revenue[(1)]	Down (6.0) - (8.0)%	Down (6.4) - (7.4)%	(6.0)%
Adj. EBITDA Margin[(1)]	10.5 - 11.5%	11.25 - 11.75%	11.5%
Adj. Free Cash Flow[(2)] as % of Adj. EBITDA	15 - 20%	~20%	30%

Q4 / FY Results

- Revenue: Q4: $1,055M / FY: $4,163M
- Adj. EBITDA[(1)]: Q4: $133M / FY: $480M
- Adj. EBITDA margin[(1)]: Q4: 12.6% / FY: 11.5%
- TCV new business signings: Q4: $519M / FY: $1,934M
    - FY new business signings increased 94% vs 2019

Highlights

- Revenue at top-end of initial full-year outlook
    - Strength of diversification and new business ramp
- Adj. EBITDA margin improvement driven by business mix and efficient execution
- Stronger operating performance: cost and efficiency initiative (~$145M), client engagement, technology delivery, shared services, etc.
- Improved client retention and new business sales

(1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted Revenue and Adjusted EBITDA/Margin. Compare excludes revenue from divested business in 2019.
(2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow.
(3) Initial guidance withdrawn as of 04/14/2020. Initial revenue guidance provided in constant currency.

5

6 Growth and Retention New Business TCV Signings (incl. ARR + NRR) COMMERCIAL GOVERNMENT TRANSPORTATION New capability with Top Healthcare Payer expanding 25 year relationship to provide Payment Integrity to new division Expansion capability with California Department of Child Support Services providing child support services payment administration New logo with Republic of Cyprus providing end-to-end installation and operations of Photo Enforcement Systems Select Wins Net ARR Activity(1) (Q4 2020 TTM(2)) $60M+ New business ARR inclusive of losses, price and volume changes contracted over the prior twelve months (1) Full definition in the appendix. (2) Trailing Twelve Months. $209M $996M $519M $1,934M 2019 2020 Q4 FY $—M $1,000M $2,000M $3,000M New Business ARR $74M $281M $95M $353M 2019 2020 Q4 FY $—M $250M $500M

Business Update

CONDUENT

2020 Priorities

PEOPLE

- COVID-19 response: WFH(1), extended benefits, front-line safety, and business headwinds
- New client operating model: quality and client satisfaction focus
- Enhance D&I(2) capabilities
- Enterprise shared services

PROCESS

- Client relationship and implementations
- Sales and account management process
- Risk management, talent acquisition, and change management processes

TECHNOLOGY

- Consistent, high-quality delivery
- Command center
- Data center consolidation
- Incident management processes

2020 Achievements

GROWTH

- High end of revenue range
- TCV new business signings up 94%
- Improved client retention and NPS(3) scores

EFFICIENCY

- Adj. EBITDA margin improvement
- Moved 32,000 associates to WFH
- Established global shared service
- Improved associate engagement

QUALITY

- Improved risk management outcomes and responsiveness
- Significantly improved system "uptime" Y/Y

(1) Work From Home
(2) Diversity & Inclusion
(3) Net Promoter Score

2021 Priorities

PEOPLE

- Strengthen leadership and talent bench
- Further centralization of operations
- Increased focus on culture, attrition, and D&I

PROCESS

- End-to-end client process improvement
- Further enhance sales and go-to-market
- Continuous operations process improvement

TECHNOLOGY

- Continued data center migration, network resiliency and app/infrastructure modernization
- Investment in enterprise systems
- Automation and AI

7

8 Financials

9 FY 2020 P&L Metrics (1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted revenue, adjusted operating income, and adjusted EBITDA/margin. (2) Includes the benefit of temporary cost savings. $4,431M $4,163M FY 19 FY 20 $—M $2,000M $4,000M $6,000M (6.0)% Y/Y (1) (6.0)% in CC (1) Revenue $493M $480M 11.1% 11.5% FY19 FY20 $—M $200M $400M $600M 10.0% 10.5% 11.0% 11.5% 12.0% Adj. EBITDA/Margin(1) $277M $258M FY19 FY20 $—M $100M $200M $300M (6.9)% Y/Y Adj. Operating Income(1) Adj. EBITDA (2.6)% Y/Y Margin up 40 bps Y/Y GAAP: $(2,106)M $(139)M • Revenue: ◦ Decline driven by net COVID impacts and prior year lost business, partially offset by new business ramp ◦ Approx. (4.1)% BAU decline Y/Y when excluding approx. $-85M COVID-19 impact • Adj. EBITDA(1): ◦ Decline primarily driven by lower revenue, including COVID-related impact, partially offset by cost actions ◦ Full year Adj. EBITDA impact from COVID-19 of approx. $-23M(2) • Adj. EBITDA Margin(1): ◦ 11.5%, up 40 bps Y/Y (1)

FY 2020 P&L by Segment

Revenue


Transportation, $719M
(7.9)% Y/Y
Commercial Industries, $2,163M
(9.3)% Y/Y
Government Services, $1,281M
1.4% Y/Y

- **Commercial:** Decline due to COVID-19 (approx. $-158M) and prior year lost business, partially offset by new business ramp
- **Government:** Increase due to COVID-19 (approx. $+149M) and new business, partially offset by CA Medicaid loss
- **Transportation:** Decline due to COVID-19 (approx. $-76M), lost business, partially offset by new business ramp

Adj. EBITDA[(1)] Contributions


(31.4)% Y/Y
$258M
27.7% Y/Y
$397M
8.3% Y/Y
$117M
$(292)M
$480M
Commercial Industries
Government Services
Transportation
Unallocated Costs & Other (2)
Adjusted EBITDA

- **Commercial:** Adj. EBITDA decline driven by lower revenue, one-time items, and certain employee costs, partially offset by cost savings; margin 11.9%, down (390) bps Y/Y
- **Government:** Adj. EBITDA driven by higher revenue, revenue mix and cost savings; margin 31.0%, up 640 bps Y/Y
- **Transportation:** Adj. EBITDA increase driven by cost savings and revenue mix; margin 16.3%, up 250 bps Y/Y
- **Unallocated costs:** Declined due to lower IT and corporate function spend, partially offset by certain employee costs

(1) Refer to Appendix for complete Non-GAAP reconciliations of adjusted EBITDA/margin.

(2) Chart includes $2 million of Other Segment adjusted EBITDA.

10

11 $496M $130M $(168)M $458M Cash Beginning of Period Adjusted Free Cash Flow (1) Other Financing and Other Adjustments Cash End of Period Q4 / FY 2020 Cash Flow and Balance Sheet Q4 2020 Cash Balance Changes Balance Sheet For the complete set of footnotes associated with this slide, please refer to the last page of the Appendix. ($ in millions) 12/31/2019 12/31/2020 Total Cash(2) $505 $458 Total Debt(2) 1,514 1,510 Term Loan A(3,4) due 2022 664 654 Term Loan B(3) due 2023 824 816 Revolving Credit Facility due 2022(5) — — 10.5% Senior Notes due 2024 34 34 Finance leases and Other loans 17 24 Net adjusted leverage ratio(7) 2.1x 2.2x Debt Maturity(4,8) $81M $590M $799M $34M 2021 2022 2023 2024 • Q4 / FY Adj. Free Cash Flow(1): ◦ $130M / $145M • Q4 / FY Capex(6) as % of revenue: ◦ 4.2% / 3.3% • Net adjusted leverage ratio(7) of 2.2x • $458M of cash(2) at end of Q4 • Repayment of revolver in December 2020

12 FY 2021 Outlook Note: this guidance contemplates incremental benefit from anticipated legislation and continued COVID pressure in our Commercial and Government businesses. 1) Refer to Appendix for complete Non-GAAP reconciliations of Adjusted EBITDA/Margin. (2) Refer to Appendix for definition and complete non-GAAP reconciliation of Adjusted Free Cash Flow. FY 2020 Actuals FY 2021 Outlook Revenue $4,163M $4,000M - $4,150M Adj. EBITDA / Adj. EBITDA Margin(1) $480M / 11.5% 11.0% - 11.5% Adj. Free Cash Flow(2) as % of Adj. EBITDA(1) 30% Approx. 20% Restructuring $67M $40M - $45M CapEx $139M Approx. $170M

13 Q&A

Appendix 14

Sales Metrics

CONDUENT

TCV Signings (incl. ARR + NRR)



$2,000M
$1,000M
$—M
$506M
$209M
$515M
$324M
$912M
$623M
$745M
$468M
$637M
$519M
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20
New Business
Renewal

Cumulative Pipeline



$30B
$20B
$10B
$—B
$21B
$21B
$22B
$22B
$22B
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20

New Business (ARR + NRR Breakdown)



$200M
$100M
$—M
$42M
$74M
$44M
$57M
$76M
$105M
$58M
$96M
$77M
$95M
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20
NB ARR
NB NRR

Implied New Business Avg. Contract Length



7.5yrs
5.0yrs
2.5yrs
—yrs
2.3yrs
4.9yrs
5.2yrs
4.3yrs
4.7yrs
Q4' 19
Q1' 20
Q2' 20
Q3' 20
Q4' 20

15

16 Definitions New Business Total Contract Value (TCV): Estimated total future revenues from contracts signed during the year related to new logo, new service line or expansion with existing customers. New Business Non-Recurring Revenue (NRR) metric measures the non-recurring revenue for any new business signing, includes: i. Signing value of any contract with term less than 12 months ii. Signing value of project based revenue, not expected to continue long term New Business Annual Recurring Revenue (ARR) metric measures the revenue from recurring services provided to the client for any new business signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. Renewal TCV Signings: Estimated total future revenues from contracts signed during the year related to renewals. Renewal Signings Annual Recurring Revenue (ARR): metric measures the revenue from recurring services provide to the client for any renewal signing. ARR represents the recurring services provided to a customer with the opportunity for renewal at the end of the contract term. The calculation of ARR is (Total Contract Value less Non-Recurring Revenue) divided by the Contract Term. Net ARR Activity: Projected Annual Recurring Revenue for contracts signed in the prior 12 months, less the annualized impact of any client losses, contractual volume and price changes, and other known impacts for which the company was notified in that same time period, which could positively or negatively impact results. The metric annualizes the net impact to revenue. Timing of revenue impact varies and may not be realized within the forward 12-month timeframe. The metric is for indicative purposes only. This metric excludes COVID-related volume impacts and non recurring revenue signings. This metric is not indicative of any specific 12 month timeframe. Total New Business Pipeline (Cumulative Pipeline): TCV pipeline of deals in all sell stages. Extends past next 12 month period to include total pipeline. Excludes the impact of divested business as required. Implied New Business Average Contract Length: (New business TCV – New business NRR) / New business ARR = Implied New Business Average Contract Length

17 Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non- GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the results of the current period against the corresponding prior period. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items as applicable to the particular measure, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Goodwill impairment. This represents Goodwill impairment charges related to the unanticipated losses of certain customer contracts, lower potential future volumes and lower than expected new customer contracts for all reporting units. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents provisions for various matters subject to litigation. • Other charge (credit). This comprises other insignificant (income) associated with providing transition services on the California Medicaid contract loss and other adjustments. • Divestitures. (Revenue) / (Income) loss from divestitures. The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance. We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. Non-GAAP Financial Measures

18 Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Amortization of acquired intangible assets. • Restructuring and related costs. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. We provide adjusted revenues as supplemental information to our presentation of reported GAAP revenue in order to facilitate additional information to our investors concerning period-to-period comparisons reflecting the impact of our divestitures. Non-GAAP Financial Measures

19 Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization and Contract Inducement Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by revenue or adjusted revenue, as applicable: • Restructuring and related costs. • Goodwill impairment. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • Other charge (credit). • Divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Non-GAAP Financial Measures

20 Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, payments related to divestitures and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software, after required payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. As of March 31, 2020 the company is no longer backing out vendor financed leases from Free Cash Flow and has updated all historical numbers to reflect the change. Adjusted Free Cash Flow Adjusted free cash flow is defined as Free Cash Flow from above plus deferred compensation payments, transaction costs, costs related to the Texas litigation, and certain other identified adjustments. We use Adjusted Free Cash Flow, in addition to Free Cash Flow, to provide supplemental information to our investors concerning our ability to generate cash from our ongoing operating activities; by excluding certain deferred compensation costs and our one-time Texas settlement costs, as well as transaction costs and transaction cost tax benefit related to acquisitions and divestitures, we believe we provide useful additional information to our investors to help them further understand our ability to generate cash period-over-period as well as added information on comparability to our competitors. Such as with Free Cash Flow information, as so adjusted, it is specifically not intended to provide amounts available for discretionary spending. We have added certain adjustments to account for items which we do not believe reflect our core business or operating performance, and we computed all periods with such adjusted costs. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing the outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually or in the aggregate, to reported results. We have provided an outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above. For the same reason, we are unable to provide GAAP expected adjusted tax rate, which adjusts for our non-GAAP adjustments. Non-GAAP Financial Measures

21 Non-GAAP Reconciliations (in millions) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 FY 2020 FY 2019 ADJUSTED REVENUE Revenue $ 1,099 $ 1,051 $ 1,016 $ 1,041 $ 1,055 $ 4,163 $ 4,467 Adjustment: Divestitures(1) — — — — — — (36) Adjusted Revenue 1,099 1,051 1,016 1,041 1,055 4,163 4,431 Foreign currency impact 4 4 4 (2) (5) 1 24 Revenue at Constant Currency $ 1,103 $ 1,055 $ 1,020 $ 1,039 $ 1,050 $ 4,164 $ 4,455 ADJUSTED NET INCOME (LOSS) Loss From Continuing Operations $ (581) $ (49) $ (51) $ (7) $ (11) $ (118) $ (1,934) Adjustments: Amortization of acquired intangible assets(2) 62 60 60 60 59 239 246 Restructuring and related costs 21 7 29 20 11 67 71 Goodwill impairment 601 — — — — — 1,952 Loss on divestitures and transaction costs 6 4 2 8 3 17 25 Litigation costs, net 2 6 14 — — 20 17 Other charges (credits) (1) (5) (1) (1) 1 (6) (5) Total Non-GAAP Adjustments 691 72 104 87 74 337 2,306 Income tax adjustments(3) (69) (9) (26) (23) (17) (75) (232) Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 41 $ 14 $ 27 $ 57 $ 46 $ 144 $ 140 Adjusted Revenue, Revenue at Constant Currency, Adjusted Net Income (Loss), Adjusted Effective Tax Rate, Adjusted Operating Income (Loss) and Adjusted EBITDA

22 CONTINUED (in millions) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 FY 2020 FY 2019 ADJUSTED EFFECTIVE TAX Loss Before Income Taxes $ (635) $ (51) $ (64) $ (13) $ (11) $ (139) $ (2,106) Adjustment: Total Non-GAAP Adjustments 691 72 104 87 74 337 2,306 Adjusted PBT (Before Adjustment for Divestitures) 56 21 40 74 63 198 200 Divestitures(1) — — — — — — (1) Adjusted PBT $ 56 $ 21 $ 40 $ 74 $ 63 $ 198 $ 199 Income tax expense (benefit) $ (54) $ (2) $ (13) $ (6) $ — $ (21) $ (172) Income tax adjustments(3) 69 9 26 23 17 75 232 Adjusted Income Tax Expense (Benefit) 15 7 13 17 17 54 60 Adjusted Net Income (Loss) Before Adjustment for Divestitures $ 41 $ 14 $ 27 $ 57 $ 46 $ 144 $ 140 ADJUSTED OPERATING INCOME (LOSS) Loss Before Income Taxes $ (635) $ (51) $ (64) $ (13) $ (11) $ (139) $ (2,106) Adjustment: Total non-GAAP adjustments 691 72 104 87 74 337 2,306 Interest expense 18 17 15 14 14 60 78 Adjusted Operating Income (Loss) Before Adjustment for Divestitures 74 38 55 88 77 258 278 Divestitures(1) — — — — — — (1) Adjusted Operating Income (Loss) $ 74 $ 38 $ 55 $ 88 $ 77 $ 258 $ 277

CONTINUED

CONDUENT

(in millions)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	FY 2019
ADJUSTED EBITDA							
Loss From Continuing Operations	$ (581)	$ (49)	$ (51)	$ (7)	$ (11)	$ (118)	$ (1,934)
Income tax expense (benefit)	(54)	(2)	(13)	(6)	—	(21)	(172)
Depreciation and amortization	117	117	115	112	115	459	459
Contract inducement amortization	1	1	—	1	—	2	3
Interest expense	18	17	15	14	14	60	78
EBITDA Before Adjustment for Divestitures	(499)	84	66	114	118	382	(1,566)
Divestitures[1]	—	—	—	—			(1)
EBITDA	(499)	84	66	114	118	382	(1,567)
Adjustments:							
Restructuring and related costs	21	7	29	20	11	67	71
Goodwill impairment	601	—	—	—	—	—	1,952
Loss on divestitures and transaction costs	6	4	2	8	3	17	25
Litigation costs, net	2	6	14	—	—	20	17
Other charges (credits)	(1)	(5)	(1)	(1)	1	(6)	(5)
Adjusted EBITDA Before Adjustment for Divestitures	$ 130	$ 96	$ 110	$ 141	$ 133	$ 480	$ 494
Adjusted EBITDA	$ 130	$ 96	$ 110	$ 141	$ 133	$ 480	$ 493

1. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*
2. *Included in Depreciation and amortization on the Consolidated Statements of Income (Loss).*
3. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*

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24 Non-GAAP Reconciliations (Amounts are in whole dollars, shares are in thousands and margins are in %) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 FY 2020 FY 2019 ADJUSTED DILUTED EPS(1) Weighted Average Common Shares Outstanding 211,190 211,093 209,129 209,244 209,981 210,018 209,318 Adjustments: Restricted stock and performance units / shares 2,106 278 1,413 4,591 8,483 4,969 2,157 Adjusted Weighted Average Common Shares Outstanding 213,296 211,371 210,542 213,835 218,464 214,987 211,475 Diluted EPS from Continuing Operations $ (2.76) $ (0.24) $ (0.25) $ (0.04) $ (0.07) $ (0.61) $ (9.29) Adjustments: Total non-GAAP adjustments 3.26 0.33 0.49 0.41 0.35 1.58 11.01 Income tax adjustments(2) (0.32) (0.04) (0.12) (0.11) (0.08) (0.35) (1.10) Adjusted Diluted EPS Before Adjustment for Divestitures $ 0.18 $ 0.05 $ 0.12 $ 0.26 $ 0.20 $ 0.62 $ 0.62 ADJUSTED EFFECTIVE TAX RATE Effective tax rate 8.5% 3.9% 20.3% 46.2% — % 15.1% 8.2 % Adjustments: Total non-GAAP adjustments 18.3 29.4 12.2 (23.2) 27.0 12.2 21.8 Adjusted Effective Tax Rate(2) 26.8% 33.3% 32.5% 23.0% 27.0% 27.3% 30.0 % Adjusted Weighted Average Shares Outstanding, Adjusted Diluted EPS, Adjusted Effective Tax Rate, Adjusted Operating Margin, and Adjusted EBITDA Margin adj ETR 27.3 vs 27%

CONTINUED

(Margins are in %)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	FY 2019
ADJUSTED OPERATING MARGIN							
Income (Loss) Before Income Taxes Margin	(57.8)%	(4.9)%	(6.3)%	(1.2)%	(1.0)%	(3.3)%	(47.1)%
Adjustments:							
Total non-GAAP adjustments	62.9	6.9	10.2	8.4	7.0	8.1	51.6
Interest expense	1.6	1.6	1.5	1.3	1.3	1.4	1.7
Margin for Adjusted Operating Income Before Adjustment for Divestitures	6.7	3.6	5.4	8.5	7.3	6.2	6.2
Divestitures[3]	—	—	—	—	—	—	0.1
Margin for Adjusted Operating Income	6.7 %	3.6 %	5.4 %	8.5 %	7.3 %	6.2 %	6.3 %
ADJUSTED EBITDA MARGIN							
EBITDA Margin Before Adjustment for Divestitures	(45.4)%	8.0 %	6.5 %	11.0 %	11.2 %	9.2 %	(35.1)%
Divestitures[3]	—	—	—	—	—	—	(0.3)
EBITDA Margin	(45.4)	8.0	6.5	11.0	11.2	9.2	(35.4)
Total non-GAAP adjustments	57.2	1.1	4.3	2.5	1.4	2.3	46.2
Divestitures[3]	—	—	—	—	—	—	0.3
Adjusted EBITDA Margin Before Adjustment for Divestitures	11.8	9.1	10.8	13.5	12.6	11.5	11.1
Divestitures[3]	—	—	—	—	—	—	—
Adjusted EBITDA Margin	11.8 %	9.1 %	10.8 %	13.5 %	12.6 %	11.5 %	11.1 %

1. *Average shares for the 2020 and 2019 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of approximately $3 million per each quarter.*
2. *The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation accrual, charges for amortization of intangible assets, restructuring, goodwill impairment and divestiture related costs.*
3. *Adjusted for the full impact from revenue and income/loss from divestitures for all periods presented.*

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CONDUENT

Non-GAAP Reconciliation: Free Cash Flow and Adj. Free Cash Flow

(in millions)	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2020	FY 2019
Operating Cash Flow	$ 348	$ (192)	$ 74	$ 107	$ 172	$ 161	$ 132
Cost of additions to land, buildings and equipment	(39)	(11)	(19)	(18)	(28)	(76)	(148)
Proceeds from sale of land, buildings and equipment	—	—	—	—	—	—	2
Cost of additions to internal use software	(18)	(13)	(17)	(17)	(16)	(63)	(67)
Tax payment related to divestitures	1	—	—	—	—	—	9
Free Cash Flow	**292**	**(216)**	**38**	**72**	**128**	**22**	**(72)**
Transaction costs	1	1	2	—	2	5	14
Transaction costs tax benefit	3	—	—	—	—	—	—
Texas litigation payments	—	118	—	—	—	118	118
Adjusted Free Cash Flow	**$ 296**	**$ (97)**	**$ 40**	**$ 72**	**$ 130**	**$ 145**	**$ 60**

The below footnotes correspond to the Cash Flow and Balance Sheet slide

(1) Refer to Appendix for complete non-GAAP reconciliations of Adjusted Free Cash Flow.

(2) Total Cash includes $8M and $9M of restricted cash as of December 31, 2020 and 2019, respectively, and Total debt excludes deferred financing costs.

(3) Revolving credit facility and Term Loan A interest rate: LIBOR + 175 bps; Term Loan B: LIBOR + 250 bps.

(4) Term Loan A includes EUR 230M, converted to USD using conversion rates on December 31, 2020.

(5) $743M of available capacity under Revolving Credit Facility as of December 31, 2020.

(6) Capex refers to Land, Buildings & Equipment plus additions to Internal Use Software.

(7) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA (not adjusted for divestitures). Adjusted ratio uses total Debt which excludes deferred financing costs.

(8) Debt maturity amounts exclude $20M of capital leases and $(18)M of debt issuance costs and unamortized discounts.

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